Exhibit 21.1

SUBSIDIARIES OF SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

The subsidiaries of the Company at December 31, 2018 were as follows:
Name	Jurisdiction of Incorporation or Organization	Percentage of Voting Power
Schweitzer-Mauduit Canada, BCULC.	British Columbia (Canada)	100%
Schweitzer-Mauduit International China, Limited	Hong Kong, China	100%
China Tobacco Mauduit (Jiangmen) Paper Industry Company Ltd. (1)	People’s Republic of China	50%
China Tobacco - Schweitzer (Yunnan) Reconstituted Tobacco Co. Ltd. (2)	People’s Republic of China	50%
DelStar Technologies (Shanghai) Trading Corp. Ltd.	People’s Republic of China	100%
DelStar Technologies (Suzhou) Co. Ltd.	People’s Republic of China	100%
Schweitzer-Mauduit Spain, S.L.	Spain	100%
Schweitzer-Mauduit do Brasil Indústria e Comércio de Papel Ltda.	Brazil	100%
Coretec Tubing, Inc.	Delaware	100%
U.S. Netting, Inc.	Delaware	100%
DelStar Technologies, Inc.	Delaware	100%
DelStar Air, Inc.	Delaware	100%
DelStar Electrostatic, Inc.	Delaware	100%
Schweitzer-Mauduit Holding S.A.S.	France	100%
LTR Industries S.A.S.	France	100%
Papeteries de Saint-Girons S.A.S.	France	100%
Papeteries de Malaucène S.A.S	France	100%
Malaucène Industries S.N.C.	France	100%
SWM Services S.A.S.	France	100%
PDM Industries S.A.S.	France	100%
SWM Europe S.a.R.L.	Luxembourg	100%
SWM HoldCo 1 S.à.R.L.	Luxembourg	100%
SWM HoldCo 2 S.à.R.L.	Luxembourg	100%
SWM HoldCo 3 S.à.R.L.	Luxembourg	100%
SWM HoldCo GP, LLC	Delaware	100%
SWM Luxembourg Service, LLC	Delaware	100%
SWM Luxembourg S.à.R.L.	Luxembourg	100%
SWM South S.à.R.L.	Luxembourg	100%
SWM Partners SCS	Luxembourg	100%
PDM Philippines Industries, Inc.	Philippines	100%
Luna Rio Landholding Corporation	Philippines	100%
Schweitzer-Mauduit RTL Philippines, Inc.	Philippines	100%
SWM Poland GP Sp. zo.o.	Poland	100%
SWM RUS LLC	Russia	100%
DelStar International, Limited	United Kingdom	100%
Name	Jurisdiction of Incorporation or Organization	Percentage of Voting Power
SWM Argotec, LLC	Delaware	100%

Exhibit 21.1

Argotec LLC	Delaware	100%
Argotec Asia Pacific Limited	Singapore	100%
Argotec Deutschland GmBH	Germany	100%
Conwed Plastics B.V.B.A.	Belgium	100%
Conwed Plastics, LLC	Delaware	100%
Conwed Plastics Acquisitions Co. V LLC	Delaware	100%

(1)	Joint venture to produce tobacco-related papers in China.

(2)	Joint venture to produce reconstituted tobacco in China.